UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K
________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 25, 2015

Ruby Tuesday, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue
Maryville, Tennessee 37801
(Address of Principal Executive Offices)

(865) 379-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions  (See General Instructions A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Promotion of Brett Patterson
On July 27, 2015, Brett A. Patterson (age 46) was appointed Ruby Tuesday Concept President.  Mr. Patterson joined Ruby Tuesday, Inc. (the “Company”) as Vice President of Operations in July 2013 and was promoted to Senior Vice President of Operations in September 2014.  Prior to joining the Company, between 1997 and 2013, Mr. Patterson served in various roles of increasing responsibility with Darden Restaurants, Inc. including Director of Operations for Bahama Breeze, Vice President of Operations for LongHorn Steakhouse, and Senior Vice President of Operations for Olive Garden.

In connection with his appointment as Ruby Tuesday Concept President, Mr. Patterson’s annual base salary will be $375,000.  In addition, Mr. Patterson will be eligible for annual cash incentive compensation with a target value of 80% of his annual base salary and will be eligible to receive long-term incentive compensation with a grant date target value of $375,000, subject to approval of the Ruby Tuesday, Inc. Board of Directors.

Additional information about Mr. Patterson and his appointment is included in the Company’s press release issued on July 27, 2015, which is attached as exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Resignation of Todd Burrowes
On July 25, 2015, Todd A. Burrowes voluntarily resigned as the Company’s President, Ruby Tuesday Concept and Chief Operations Officer.

ITEM 9.01	Financial Statements and Exhibits

Exhibit	Description
99.1
Press release dated July 27, 2015 entitled, “Ruby Tuesday Announces Promotion of Brett Patterson to Ruby Tuesday Concept President and Resignation of Todd Burrowes, Ruby Tuesday Concept President and Chief Operations Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc.
(Registrant)

By: /s/ James J. Buettgen
James J. Buettgen
Chairman, President, and
Chief Executive Officer
Date: July 28, 2015